Exhibit 10.1
AMENDMENT NUMBER TWO
TO THE
UNIVERSAL COMPRESSION HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN
     This Amendment Number Two (this “Amendment”) to the Universal Compression Holdings, Inc. Employee Stock Purchase Plan (as amended by Amendment Number One dated as of December 20, 2001, the “Plan”) is hereby duly adopted, approved, ratified and confirmed by the Board of Directors of Universal Compression Holdings, Inc., a Delaware corporation (the “Company”). All capitalized terms used but not defined herein shall have the meanings set forth in the Plan.
     WHEREAS, the Board of Directors of the Company (the “Board”) previously adopted the Plan; and
     WHEREAS, Section 9.01 of the Plan reserves to the Company the right to amend or terminate the Plan at any time by action of the Board; and
     WHEREAS, in connection with the closing (the “Closing”) of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 5, 2007, as amended, by and among the Company, Hanover Compressor Company, Exterran Holdings, Inc. (formerly known as Iliad Holdings, Inc.) (“Exterran”), Ulysses Sub, Inc. and Hector Sub, Inc., the Company and Hanover will become wholly owned subsidiaries of Exterran and the Plan will terminate immediately prior to the Closing; and
     WHEREAS, in connection with the termination of the Plan, the Board desires to amend the Plan to cause the Option Period that commenced on July 1, 2007, to end immediately prior to the Closing on the date thereof, such that shares of Common Stock shall be purchased as of that date, in accordance with the terms of the Plan;
     NOW, THEREFORE, the Board hereby amends the Plan as follows:
     1. The first sentence of the first paragraph of Section 4.02 of the Plan is hereby amended and restated to read in its entirety as follows:
     “The Company may make periodic Offerings to eligible employees to purchase Common Stock under the Plan, the duration of which may be for a period of three months up to a period of one year; provided however, that the initial Offering Period may be for a period of less than three months, as determined by the Committee, and the final Offering Period shall be less than three months, as provided herein.”
     2. The second paragraph of Section 4.02 of the Plan is hereby amended and restated to read in its entirety as follows:
     “As used in the Plan, ‘Offering Commencement Date’ means the January 1, April 1, July 1 or October 1, as the case may be, on which the particular Offering begins (except with respect to the initial Offering Commencement Date, which shall be September 1, 2001). ‘Offering Termination Date’ means the March 31, June 30, September 30 or December 31, as the case may be, on which the particular Offering terminates (except that, in the case of the final Offering Period, the Offering Termination Date shall be the trading day immediately prior to the date of the Closing (as defined below)), and ‘Offering Period’ means the period from the Offering Commencement Date to the Offering Termination Date. The ‘Closing’ means the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 5, 2007, as amended, by and among the Company, Hanover Compressor Company, Exterran Holdings, Inc., Ulysses Sub, Inc. and Hector Sub, Inc.”
     3. Section 6.10 of the Plan is hereby amended to add the following new sentence to the end thereof:
     “As soon as practicable after the Offering Termination Date for the final Offering Period, any and all cash remaining in Participants’ accounts after the purchase of whole shares of Common Stock for such Offer Period shall be returned (without the payment of interest) to the Participants.”
     4. The Plan shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.
     IN WITNESS WHEREOF, Universal Compression Holdings, Inc. has caused this amendment to be executed by its duly authorized officer, effective as of July 30, 2007.

UNIVERSAL COMPRESSION HOLDINGS, INC.
By:	/s/ Donald C. Wayne
	Name:	Donald C. Wayne
	Title:	Vice President, General Counsel and Secretary